Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of Sumitomo Mitsui Trust Holdings, Inc. on Form 20-F for the year ended March 31, 2011 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Kazuo Tanabe, Representative Director and President, and Nobuo Iwasaki, Director and Senior Managing Executive Officer, each certifies that, to the best of his knowledge:

i. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sumitomo Mitsui Trust Holdings, Inc.

Date: August 30, 2011

By:	/s/ Kazuo Tanabe
	Name:	Kazuo Tanabe
	Title:	Representative Director and President

By:	/s/ Nobuo Iwasaki
	Name:	Nobuo Iwasaki
	Title:	Director and Senior Managing Executive Officer

13.1-1